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                                                                   Exhibit 2(a)








                            ASSET PURCHASE AGREEMENT

                                  by and among

                           MEDIA ONE GROUP-ERIE, LTD.,

                                   CUZCO LLC,

                               JAMES T. EMBRESCIA,

                              THOMAS J. EMBRESCIA,

                        REGENT BROADCASTING OF ERIE, INC.

                                       and

                          REGENT LICENSEE OF ERIE, INC.



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                                TABLE OF CONTENTS


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ARTICLE I - PURCHASE OF ASSETS

         1.1      Transfer of Assets..............................................................................1
         1.2      Excluded Assets.................................................................................2


ARTICLE 2   ASSUMPTION OF OBLIGATIONS

         2.1      Assumption of Obligations.......................................................................4
         2.2      Retained Liabilities............................................................................4


ARTICLE 3   CONSIDERATION

         3.1      Delivery of Consideration.......................................................................5
         3.2      Escrow Deposit..................................................................................5
         3.3      Proration of Income and Expenses................................................................6
         3.4      Allocation of Purchase Price....................................................................6
         3.5      Collection of Accounts Receivable...............................................................7

ARTICLE 4   CLOSING

         4.1      Closing.........................................................................................8


ARTICLE 5   GOVERNMENTAL CONSENTS

         5.1      FCC Consent.....................................................................................8
         5.2      FCC Application.................................................................................8


ARTICLE 6   REPRESENTATIONS AND WARRANTIES OF BUYERS

         6.1      Organization and Standing.......................................................................9
         6.2      Authorization and Binding Obligation............................................................9
         6.3      Qualification As Assignee.......................................................................9
         6.4      Absence of Conflicting Agreements or Required Consents..........................................9
         6.5      Commissions or Finder's Fees...................................................................10
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         6.6      Litigation.....................................................................................10


ARTICLE 7   REPRESENTATIONS AND WARRANTIES OF SELLER

         7.1      Organization and Standing......................................................................10
         7.2      Authorization and Binding Obligation...........................................................10
         7.3      Absence of Conflicting Agreements or Required Consents.........................................10
         7.4      Government Authorizations......................................................................11
         7.5      Compliance with FCC Regulations................................................................12
         7.6      Taxes    ......................................................................................12
         7.7      Personal Property..............................................................................13
         7.8      Real Property..................................................................................13
         7.9      Contracts......................................................................................14
         7.10     Status of Contracts, etc.......................................................................14
         7.11     Environmental..................................................................................14
         7.12     Intellectual Property..........................................................................15
         7.13     Financial Statements...........................................................................15
         7.14     Personnel Information..........................................................................15
         7.15     Litigation.....................................................................................16
         7.16     Compliance With Laws...........................................................................16
         7.17     Employee Benefit Plans.........................................................................16
         7.18     Commissions or Finder's Fees...................................................................17
         7.19     Conduct of Business in Ordinary Course; Adverse Change.........................................17
         7.20     Instruments of Conveyance; Good Title..........................................................17
         7.21     Undisclosed Liabilities........................................................................17
         7.22     Full Disclosure................................................................................17


ARTICLE 8   COVENANTS OF BUYERS

         8.1      Closing........................................................................................18
         8.2      Notification...................................................................................18
         8.3      No Inconsistent Action.........................................................................18
         8.4      Other Erie Transactions........................................................................18


ARTICLE 9   COVENANTS OF SELLER

         9.1    Pre-Closing Covenants............................................................................18
         9.2    Notification.....................................................................................20
         9.3    No Inconsistent Action...........................................................................20
         9.4    Closing    ......................................................................................21
         9.5    Other Items......................................................................................21
         9.6    Exclusivity......................................................................................21


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         9.7    Supplements to Schedules.........................................................................21


ARTICLE 10  JOINT COVENANTS

         10.1     Confidentiality................................................................................22
         10.2     Cooperation....................................................................................22
         10.3     Control of Stations............................................................................22
         10.4     Consents to Assignment.........................................................................23
         10.5     Filings  ......................................................................................23
         10.6     Bulk Sales Laws................................................................................23
         10.7     Employee Matters...............................................................................23


ARTICLE 11  CONDITIONS OF CLOSING BY BUYERS

         11.1     Representations, Warranties and Covenants......................................................24
         11.2     Governmental Consents..........................................................................24
         11.3     Governmental Authorizations....................................................................24
         11.4     Adverse Proceedings............................................................................25
         11.5     Third-Party Consents...........................................................................25
         11.6     Closing Documents..............................................................................25
         11.7     Satisfactory Investigation of Station Facilities...............................................25
         11.8     Environmental Studies..........................................................................25
         11.9     No Adverse Change..............................................................................26


ARTICLE 12  CONDITIONS OF CLOSING BY SELLER

         12.1     Representations, Warranties and Covenants......................................................26
         12.2     Governmental Consents..........................................................................26
         12.3     Adverse Proceedings............................................................................26
         12.4     Closing Documents..............................................................................27


ARTICLE 13  TRANSFER TAXES; FEES AND EXPENSES

         13.1     Expenses.......................................................................................27
         13.2     Specific Charges...............................................................................27


ARTICLE 14  DOCUMENTS TO BE DELIVERED AT CLOSING

         14.1     Seller's Documents.............................................................................27
         14.2     Buyers' Documents..............................................................................28


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ARTICLE 15  SURVIVAL, INDEMNIFICATION, ETC.

         15.1     Survival of Representations, Etc...............................................................29
         15.2     Indemnification................................................................................30
         15.3     Procedures: Third Party and Direct Indemnification Claims......................................30


ARTICLE 16  TERMINATION RIGHTS

         16.1     Termination....................................................................................31
         16.2     Liability......................................................................................33
         16.3     Monetary Damages, Specific Performance and Other Remedies......................................33
         16.4     Seller's Liquidated Damages....................................................................33


ARTICLE 17  MISCELLANEOUS PROVISIONS

         17.1     Risk of Loss...................................................................................33
         17.2     Certain Interpretive Matters and Definitions...................................................34
         17.3     Further Assurances.............................................................................34
         17.4     Preservation of Records........................................................................34
         17.5     Benefit and Assignment.........................................................................34
         17.6     Amendments.....................................................................................35
         17.7     Headings.......................................................................................35
         17.8     Governing Law..................................................................................35
         17.9     Notices........................................................................................35
         17.10    Counterparts...................................................................................36
         17.11    No Third Party Beneficiaries...................................................................36
         17.12    Severability...................................................................................36
         17.13    Entire Agreement...............................................................................36

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         LIST OF SCHEDULES AND EXHIBITS

         Schedule   1.2.8           Miscellaneous Excluded Assets
                      7.4           Stations Licenses, Etc.
                      7.7           Tangible Personal Property
                      7.8           Real Property
                      7.9           Contracts (including identification of
                                      Material Contracts)
                      7.11          Environmental Matters
                      7.12          Intellectual Property
                      7.13          Financial Statements
                      7.14          Personnel Information
                      7.15          Litigation
                      7.16          Compliance With Laws
                      7.17          Employee Benefit Plans


         Exhibit    A      Indemnification Escrow Agreement
                    B      Form Letter of Credit
                    C      Deposit Escrow Agreement
                    D      Assignment and Assumption Agreement
                    E      Non-Competition Agreement
                    F      Lease Agreement


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
                            ASSET PURCHASE AGREEMENT


        THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered this 18th day of May, 1999 by and among MEDIA ONE GROUP-ERIE, LTD., an Ohio limited liability company (hereinafter referred to as " Seller "), REGENT BROADCASTING OF ERIE, INC., a Delaware corporation ("RBI"), and REGENT LICENSEE OF ERIE, INC., a Delaware corporation ("RLI") (RBI and RLI collectively referred to as "Buyers"), and CUZCO LLC, an Ohio limited liability company, and JAMES T. EMBRESCIA AND THOMAS J. EMBRESCIA.


                                    RECITALS


        WHEREAS, Seller owns and operates radio stations WXKC-FM and WRIE-AM licensed to Erie, Pennsylvania, and WXTA-FM, licensed to Edinboro, Pennsylvania (together the "Stations" and each individually, a "Station") pursuant to licenses issued by the Federal Communications Commission ("FCC"), and

        WHEREAS, Seller desires to sell, and Buyers desire to purchase, certain assets and assume certain obligations associated with the ownership and operation of the Stations, all on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I
                               PURCHASE OF ASSETS


         1.1 Transfer of Assets. On the terms and subject to the conditions hereof and subject to Section 1.2, on the Closing Date (as hereinafter defined), Seller shall sell, assign, transfer, convey and deliver to Buyers, Buyers shall purchase and assume from Seller (provided that RLI shall only assume Seller's rights and obligations under the Stations Licenses, as defined below), all of the right, title and interest of Seller in and to all of the assets, properties, interests and rights of Seller of whatsoever kind and nature, real and personal, tangible and intangible, owned or leased (to the extent of Seller's leasehold interest) by Seller as the case may be, wherever situated, which are used or useful in the operation of the Stations (the "Stations Assets"), including but not limited to all of Seller's right, title and interest in and to the assets, properties, interests and rights described in this Section 1. 1:

                  1.1.1 all licenses, permits and other authorizations issued to Seller by any governmental or regulatory authority including without limitation those issued by the FCC (the licenses, permits and authorizations issued by the FCC are hereafter referred to as the "Stations Licenses") used or useful in connection with the operation of the Stations, including but not limited to those described in Schedule 7.4, along with renewals or modifications of such items, and all applications pertaining thereto, between the date hereof and the Closing Date;

                  1.1.2 all equipment, electrical devices, broadcast towers, antennae, cables, buildings and other improvements on real property, tools, hardware, office furniture and fixtures, office materials and supplies, inventory, motor vehicles, spare parts and all other tangible personal property of every kind and description, and Seller's rights therein, owned, leased (to the extent of Seller's leasehold interest) or held by Seller and used or useful in connection with the operations of the Stations, including but not limited to those items described or listed in Schedule 7.7, together with any replacements thereof and additions thereto, made between the date hereof and the Closing Date, and less any retirements or dispositions thereof made between the date hereof and the Closing Date in the ordinary course of business and consistent with past practices of Seller; provided, however, Seller agrees that the value of all such assets retired or disposed of and not replaced with an asset of like kind and quality shall not exceed $10,000 in the aggregate unless Seller has obtained the prior written approval of RBI which shall not be unreasonably withheld;

                  1.1.3 all contracts, agreements, leases and legally binding contractual rights of any kind, written or oral, relating to the operation of the Stations and which are listed in Schedule 7.8 and Schedule 7.9, together with (a) such additional existing contracts as may be added to Schedule 7.9 within fourteen (14) days following the execution of this Agreement with the prior written consent of Buyers, (b) all advertising contracts entered into or acquired by Seller between the date hereof and the Closing Date in the ordinary course of business, consistent with past practices of Seller, and (c) any other contracts, agreements, leases and legally binding contractual rights entered into or acquired by Seller between the date hereof and the Closing Date, which RBI specifically agrees at Closing to assume (collectively the "Contracts"); provided, however, that the parties acknowledge that the Seller currently has Barter Payables (the aggregate value of time owed pursuant to contracts for the sale of advertising in exchange, in whole or in part, for merchandise or services ("Trade Agreements")) of approximately $170,000 in connection with the Trade Agreements listed on Schedule 7.9. Seller shall use its best efforts to reduce the Barter Payables by as much as reasonably possible between the date hereof and the Closing Date.

                1.1.4 all of Seller's rights in and to the call letters of the Stations, and any variation thereof, as well as all of Seller's rights in and to all trademarks, trade names, service marks, franchises, copyrights, including registrations and applications for registration of any of them, computer software, programs and programming material of whatever form or nature, jingles, slogans, the Stations' logos and all other logos or licenses to use same and all other intangible property rights of Seller, which are used or useful in connection with the operation of the Stations, including but not limited to those listed in Schedule 7.12 (collectively, the "Intellectual Property") together with any associated goodwill and any additions thereto between the date hereof and the Closing Date;

                  1.1.5 all programming materials and elements of whatever form or nature owned by Seller, whether recorded on tape or other medium or intended for live performance, and all copyrights owned by or licensed to Seller that are used or useful in connection with the operation



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of the Stations, including all such programs, materials, elements and copyrights acquired by Seller between the date hereof and the Closing Date;

                1.1.6 all of Seller's rights in and to all the files, documents, records, and books of account relating to the operation of the Stations or to the Stations Assets, including, without limitation, the Stations' local public files, programming information and studies, blueprints, technical information and engineering data, news and advertising studies or consulting reports, marketing and demographic data, sales correspondence, lists of advertisers, promotional materials, credit and sales reports and filings with the FCC and all written Contracts to be assigned hereunder, logs, software programs and books and records relating to employees, financial, accounting and operation matters, but excluding records relating solely to any Excluded Asset (as hereinafter defined);

                1.1.7 all of Seller's rights under manufacturers' and vendors' warranties relating to items included in the Stations Assets and all similar rights against third parties relating to items included in the Stations Assets; and

                1.1.8 except for Excluded Assets, such other assets, properties, interests and rights owned by Seller that are used or useful in connection with the operation of the Stations.

        The Stations Assets shall be transferred to RBI (except for the Stations' Licenses which shall be transferred to RLI) free and clear of all debts, security interests, mortgages, trusts, claims, pledges or other liens, liabilities, encumbrances or rights of third parties whatsoever ("Encumbrances"), except for Assumed Liabilities and except as set forth in
Schedule 7.7. and Schedule 7.8.

         1.2 Excluded Assets. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that the Stations Assets shall not include the following assets along with all rights, title and interest therein (the "Excluded Assets"):

                  1.2.1 all cash and cash equivalents of Seller on hand and/or in banks, including without limitation certificates of deposit, commercial paper, treasury bills, marketable securities, asset or money market accounts and all such similar accounts or investments;

                  1.2.2 all investment securities and accounts receivable or notes receivable for services performed by Seller in connection with the operation of the Stations prior to the Closing Date and all security deposits paid and held under any contract or lease agreement;

                  1.2.3 subject to the limitation set forth in Section 1.1.2 of this Agreement, all tangible and intangible personal property of Seller disposed of or consumed in the ordinary course of business consistent with the past practices of Seller between the date of this Agreement and the Closing Date;

                  1.2.4 all Contracts that have terminated or expired prior to the Closing Date in the ordinary course of business consistent with the past practices of Seller and any contract not listed on Schedule 7.8, or 7.9 unless RBI agrees, in writing, to assume such contract;


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                  1.2.5 Seller's governing books and records and such other
books and records as pertain to the organization, existence or capitalization of Seller and duplicate copies of such records as are necessary to enable Seller to file its tax returns and reports, as well as any other records or materials relating to Seller generally and not involving or relating to the Stations Assets or the operation or operations of the Stations;

                  1.2.6 contracts of insurance, and any insurance proceeds or claims made by, Seller relating to property or equipment repaired, replaced or restored by Seller prior to the Closing Date;

                  1.2.7 all pension, profit sharing or cash or deferred (Section 401 (k)) plans and trusts and the assets thereof and any other employee benefit plan or arrangement and the assets thereof, if any, maintained by Seller; and

                  1.2.8 any right, property or asset described in Schedule
1.2.8.


                                    ARTICLE 2
                            ASSUMPTION OF OBLIGATIONS


        2.1 Assumption of Obligations. Subject to the provisions of this Section 2.1, Section 2.2 and Section 3.3, on the Closing Date, RBI shall assume the obligations of Seller arising or to be performed on or after the Closing Date (except to the extent such obligations represent liabilities for activities, events or transactions occurring, or conditions existing, on or prior to the Closing Date): (a) under the Contracts; (b) for operating expenses and other liabilities of the Stations; (c) for accrued vacations of those of Sellers' employees who become employees of RBI; and (d) all property taxes and other governmental charges on the Stations Assets; and RLI shall assume the obligations of Seller arising or to be performed on or after the Closing Date (except to the extent such obligations represent liabilities for activities, events or transactions occurring on or prior to the Closing Date) under the Stations Licenses. All of the foregoing liabilities and obligations shall be referred to herein collectively as the "Assumed Liabilities."

        2.2 Retained Liabilities. Notwithstanding anything contained in this Agreement to the contrary, Buyers expressly do not, and shall not, assume or agree to pay, satisfy, discharge or perform and will not be deemed by virtue of the execution and delivery of this Agreement or any agreement, instrument or document delivered pursuant to or in connection with this Agreement or otherwise by reason of or in connection with the consummation of the transactions contemplated hereby or thereby, to have assumed or to have agreed to pay, satisfy, discharge or perform, any liabilities, obligations or commitments of Seller of any nature whatsoever whether accrued, absolute, contingent or otherwise and whether or not disclosed to Buyers, other than the Assumed Liabilities. Seller will retain all liabilities and obligations of the Seller, other than the Assumed Liabilities, including but not limited to, the obligation to perform, satisfy or pay any liability, obligation, agreement, debt, charge, claim, judgment or expense incurred by or asserted against Seller related to taxes, environmental matters, pension or retirement plans or trusts,


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profit-sharing plans, employee benefits, severance of employees, product liability or warranty, negligence, contract breach or default, or other obligations, claims or judgments asserted against Buyers as successor in interest to Seller. All of such liabilities, obligations and commitments of Seller described in this Section 2.2 shall be referred to herein collectively as the "Retained Liabilities."


                                    ARTICLE 3
                                  CONSIDERATION


        3.1 Delivery of Consideration. In consideration for the sale of the Stations Assets to Buyers, in addition to the assumption of certain obligations of Seller pursuant to Section 2.1 above, Buyers shall, at the Closing (as hereinafter defined), deliver to Seller Thirteen Million Five Hundred Thousand Dollars ($13,500,000.00), subject to adjustment pursuant to the provisions of Sections 3.2 and 3.3 below (the "Purchase Price"). The Purchase Price shall be paid in cash by wire transfer of immediately-available funds to Seller, pursuant to wire instructions provided by Seller. Notwithstanding the foregoing, the parties agree that at the Closing, Buyers, Seller and Bank One Trust Company, NA, Columbus, Ohio, as Escrow Agent (the "Indemnification Escrow Agent"), shall enter into an Indemnification Escrow Agreement in the form of Exhibit A hereto (the "Indemnification Escrow Agreement") pursuant to which Seller shall deposit with the Indemnification Escrow Agent a letter of credit substantially in the form attached as Exhibit B hereto in the amount of Three Hundred Thousand Dollars ($300,000.00), which funds shall be held in escrow for a period of at least one year from the Closing Date and will be used to satisfy indemnification claims of Buyers pursuant to Section 15.2.1 hereof, and which funds shall otherwise be administered and released as specifically provided for in the Indemnification Escrow Agreement.

        3.2 Escrow Deposit. (a) Within five (5) business days of the execution and delivery of this Agreement, Buyers, Seller and Bank One Trust Company, NA, Columbus, Ohio, as Escrow Agent (the "Deposit Escrow Agent"), shall enter into a Deposit Escrow Agreement in the form of Exhibit C hereto (the "Deposit Escrow Agreement") pursuant to which Buyers shall deposit the amount described below as a deposit on the amount of the Purchase Price. Such amounts held in escrow shall be applied as set forth herein and in the Deposit Escrow Agreement.

                  (b) Pursuant to the terms of the Deposit Escrow Agreement, Buyers shall wire transfer Six Hundred Seventy-Five Thousand Dollars ($675,000.00), or alternatively, deliver an irrevocable, stand-by letter of credit for such amount in form and substance acceptable to Seller, to an escrow account established pursuant to the Deposit Escrow Agreement (the "Escrow Deposit"). At the Closing, the Escrow Deposit if, in the form of cash, shall be applied to the Purchase Price to be paid to Seller and the interest accrued thereon shall be paid to Buyers, or if in the form of a letter of credit, shall be returned to Buyers. As more fully described in the Deposit Escrow Agreement:
(a) in the event this Agreement is terminated because of Buyers' material breach of this Agreement and all other conditions to Closing are at such time satisfied or waived (other than such conditions as can reasonably be expected to be satisfied by the Closing), the Escrow Deposit shall be paid to or delivered for draw thereon to Seller as liquidated damages



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as provided in Section 16.4 hereto for Buyers' material breach of this Agreement
(the payment of such sum to Seller thereby discharging in full any liability Buyers may have to Seller), and the interest accrued on the Escrow Deposit shall be paid to Buyers; and (b) in the event this Agreement is terminated under any circumstances other than those set forth in the immediately preceding clause
(a), the Escrow Deposit and the interest accrued thereon shall be paid or returned to Buyers.

         3.3    Proration of Income and Expenses.

                  3.3.1 Except as otherwise provided herein, all items of income and expense, deposits, reserves and prepaid and deferred income and expenses relating to the Stations Assets or the Assumed Liabilities and arising from the conduct of the business and operations of the Stations shall be prorated between Buyers and Seller in accordance with generally accepted accounting principles as of 11:59 p.m. local Erie, Pennsylvania time, on the date immediately preceding the Closing Date. Such prorations shall include, without limitation, all ad valorem, real estate, property taxes and other governmental charges on the Stations Assets (but excluding taxes arising by reason of the transfer of the Stations Assets as contemplated hereby which shall be paid as set forth in Section 13.2), business and license fees, frequency discounts, music and other license fees (including any retroactive adjustments thereof, which retroactive adjustments shall not be subject to the ninety-day limitation set forth in Section 3.3.2), utility expenses, amounts due or to become due under Contracts, rents and similar prepaid and deferred items, but shall exclude any prorations for accrued vacation and sick leave.

                  3.3.2 Except as otherwise provided herein, the prorations and adjustments contemplated by this Section 3.3, to the extent practicable, shall be made on the Closing Date. As to those prorations and adjustments not capable of being ascertained on the Closing Date, an adjustment and proration shall be made within ninety (90) calendar days after the Closing Date.

                  3.3.3 In the event of any disputes between the parties as to such adjustments, the amounts not in dispute shall nonetheless be paid at the time provided in Section 3.3.2 and such disputes shall be determined by an independent certified public accountant mutually acceptable to the parties, and the fees and expenses of such accountant shall be paid one-half by Seller and one-half by Buyers.

        3.4 Allocation of Purchase Price. The parties shall in good faith attempt to agree prior to Closing upon an allocation of the Purchase Price among the Stations Assets. If the parties cannot agree upon an allocation, such allocation shall be based upon an appraisal prepared by BIA Consulting, Inc. or another appraiser mutually satisfactory to the parties, and such appraisal and allocation shall be completed post-Closing unless otherwise agreed to by the parties. Any costs of such appraisal shall be paid one-half by Buyers and one-half by Sellers. Seller and Buyers agree to use the agreed upon allocation, if any, for all tax purposes, including without limitation, those matters subject to Section 1060 of the Internal Revenue Code of 1986, as amended. Notwithstanding the foregoing, the allocation to any covenant not to compete shall not exceed One Hundred Thousand Dollars ($100,000.00).


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         3.5   Collection of Accounts Receivable. The accounts receivable of
Seller for the sale of advertising time on the Stations are not included among the Stations Assets. Nevertheless, at Closing, Seller shall supply RBI with a list of Seller's accounts receivable as of the Closing Date (the "Accounts"), and RBI shall use such efforts as are reasonable and in the ordinary course of business to collect the Accounts on Seller's behalf for a period of ninety (90) days from the Closing Date (the "Collection Period"). This obligation, however, shall not extend to the institution of litigation, employment of counsel, or any other extraordinary means of collection. During the Collection Period, Seller shall not solicit any monies from an account debtor who, after Closing, continues to do business with the Stations, provided that during such period Seller may act to preserve its rights against a bankrupt debtor or commence suit or otherwise take action against any debtor that disputes the amount of, or liability for, an Account. If Seller receives a payment from an account debtor during the Collection Period, it shall so notify RBI. RBI may endorse and deposit in its own name and collect any and all checks and other instruments for the payment of money that RBI may receive in payment of Accounts. RBI shall receive no remuneration for its services and shall not be liable for non-collection, or failure of any such collection, except due to its own gross negligence or intentional misconduct. Upon termination of its duties hereunder, RBI shall deliver to Seller all of its correspondence and files concerning the collection of the Accounts and all reports of attempts to collect the same. Except as otherwise provided herein, amounts collected by RBI on account of Seller's Accounts shall be remitted in full to Seller by the 15th day of each month following the month during which such collections occurred. Buyer shall deliver to Seller an accounting showing the amount it received during each monthly period on each account. If both Seller and RBI are entitled to accounts receivable from the same account debtor, all payments received during the Collection Period shall be first applied to Seller's Accounts from such account debtor until the same are paid in full, unless such account debtor has disputed such account receivable in writing to the Seller or has specifically indicated payment is intended to be to its account with RBI, in which event RBI shall be entitled to apply the payment made by the account debtor to RBI's account receivable, but RBI shall immediately return the disputed account to Seller for collection. At the conclusion of the Collection Period and after remittance of all amounts collected, RBI will thereafter have no further responsibility with respect to the collection of the Accounts, and RBI may apply all collections received by RBI from any Account party who continues business with RBI to obligations owing to RBI, except for any payment received by RBI which such Account party specifies is for amounts owed to Seller, in which event such specified amounts shall be paid over to Seller. RBI shall not have the right to compromise, settle or adjust the amounts of any one of the Accounts without Seller's prior written consent. Seller shall promptly pay all sales commissions relating to all of its accounts receivable whenever Seller receives payment thereon.


                                    ARTICLE 4
                                     CLOSING


        4.1 Closing. Except as otherwise mutually agreed upon by Buyers and Seller, the consummation of the transactions contemplated herein (the "Closing") shall occur within ten (10) business days after the later to occur of (a) the satisfaction or waiver of each condition to closing contained herein, other than such conditions as are reasonably anticipated to be satisfied at

Closing (provided that each party hereto shall use its reasonable best efforts to cause each condition to closing to be satisfied so that the Closing may occur at the earliest possible date), and (b) the issuance of the Final Order (as defined below); or such other date as may be mutually agreed by the parties hereto (the "Closing Date"); provided, however, that Buyers may in their sole discretion waive the requirement that a Final Order be issued and elect (subject to clause (a) above) to close at any time (upon not less than ten (10) business days' notice to Seller) after the release of a public notice of initial FCC approval consenting to the transaction contemplated hereby (the "Initial Approval"). For purposes of this Agreement, "Final Order" means an order or grant by the FCC which is no longer subject to reconsideration or review by the FCC or a court of competent jurisdiction and pursuant to which the FCC consents to the assignments of the FCC Licenses contemplated by this Agreement, such order or grant being without the imposition of any conditions materially adverse to Buyers or any Affiliate (as hereinafter defined) of Buyers with respect to the assignment of the FCC Licenses to RLI or the continued operation by Buyers of the Stations or the Stations Assets, other than conditions applicable to the radio broadcast industry as a whole. In the event that the parties close before the Initial Approval has become a Final Order, the parties shall enter into a mutually acceptable Unwind Agreement. The Closing shall be held by the exchange of documents by overnight delivery or in the offices of Strauss & Troy, The Federal Reserve Bank Building, East Fourth Street, Cincinnati, Ohio, or at such place and in such manner as the parties hereto may agree.



                                    ARTICLE 5
                              GOVERNMENTAL CONSENTS


        5.1 FCC Consent. It is specifically understood and agreed by Buyers and Seller that the Closing and the assignment of the Stations Licenses and the transfer of the Stations Assets are expressly conditioned on and are subject to the prior consent and approval of the FCC without the imposition of any conditions materially adverse to Buyers or any Affiliate of Buyers other than conditions applicable to the radio broadcast industry as a whole (the "FCC Consent").

        5.2 FCC Application. Within five (5) business days after the delivery of the Escrow Deposit to the Escrow Agent, Buyers and Seller shall file an application with the FCC for the FCC Consent (the "FCC Application"). Buyers and Seller shall prosecute the FCC Application with all reasonable diligence and otherwise use their best efforts to obtain the FCC Consent as expeditiously as practicable (but neither Buyers nor Seller shall have any obligation to satisfy complainants or the FCC by taking any steps which would have a material adverse effect upon Buyers or Seller or upon any of their respective Affiliates). If the FCC Consent imposes any condition on Buyers or Seller or any of their respective Affiliates, such party shall use its best efforts to comply with such condition; provided, however, that neither Buyers nor Seller shall be required hereunder to comply with any condition that would have a material adverse effect upon it or any of its Affiliates. If reconsideration or judicial review is sought with respect to the FCC Consent, the party affected shall vigorously oppose such efforts for reconsideration or judicial review; provided, however, that nothing herein shall be construed to limit either party's right to terminate this Agreement pursuant to Article 16 hereof.

                                    ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF BUYERS


        Buyers hereby make the following representations and warranties to Seller, each of which is true and correct on the date hereof, shall survive the Closing and shall be unaffected by any investigation heretofore or hereafter made by Seller:

        6.1 Organization and Standing. Buyers are corporations duly organized validly existing and in good standing under the laws of the State of Delaware, and by the Closing Date RBI will be authorized to conduct business within the State of Pennsylvania.

        6.2 Authorization and Binding Obligations. Buyers have all necessary corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and to own or lease the Stations Assets and to carry on the business of the Stations upon the consummation of the transactions contemplated by this Agreement. Buyers' execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary action on their part and, assuming the due authorization, execution and delivery of this Agreement by Seller, this Agreement will constitute the legal, valid and binding obligation of Buyers, enforceable against them in accordance with its terms, except as limited by laws affecting creditors' rights or equitable principles generally.

        6.3 Qualification As Assignee. There are no facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the FCC, would disqualify RLI as an assignee of the Stations Licenses.

        6.4 Absence of Conflicting Agreements or Required Consents. Except as set forth in Article 5 hereof with respect to governmental consents, the execution, delivery and performance of this Agreement by Buyers: (a) do not conflict with the provisions of the articles of incorporation or by-laws of Buyers; (b) do not require the consent of any third party not affiliated with Buyers; (c) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which either Buyer is a party; and (d) will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement, instrument, license or permit to which either Buyer is now subject.

        6.5 Commissions or Finder's Fees. Neither Buyers nor any person or entity acting on behalf of Buyers has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity.

       6.6 Litigation. Buyers are not subject to any judgment, award, order, writ, injunction, arbitration decision or decree prohibiting the consummation of the transactions contemplated by this Agreement, and there are no suits, legal proceedings or investigations of any nature pending, or to the best knowledge of Buyers, threatened against or affecting Buyers that would affect Buyers' ability to carry out the transactions contemplated by this Agreement.

       6.7 Financial Qualifications. Buyers have sufficient financial ability on their own or from committed sources (subject to customary closing conditions) to complete the transactions contemplated by this Agreement.

                                    ARTICLE 7
                    REPRESENTATIONS AND WARRANTIES OF SELLER


        Seller makes the following representations and warranties to Buyers, each of which is true and correct on the date hereof, shall survive the Closing and shall be unaffected by any investigation heretofore or hereafter made by
Buyers:

        7.1 Organization and Standing. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio, is authorized to conduct business within the State of Pennsylvania, and has the requisite power and authority to own, lease and operate the Stations Assets owned or leased by it and to carry on the business of the Stations as now being conducted by it and as proposed to be conducted by it between the date hereof and the Closing Date.

        7.2 Authorization and Binding Obligation. Seller has the power and authority, and has taken all necessary and proper action to enter into and perform this Agreement and to consummate the actions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Seller and, assuming the due authorization, execution and delivery of this Agreement by Buyers, constitutes the legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, except as limited by laws affecting the enforcement of creditors' rights or equitable principles generally.

        7.3 Absence of Conflicting Agreements or Required Consents. Except as set forth in Article 5 with respect to governmental consents and in Schedule 7.9 with respect to consents required in connection with the assignment of certain Contracts, the execution, delivery and performance of this Agreement by Seller:
(a) do not require the consent of any third party (including, without limitation, the consent of any governmental, regulatory, administrative or similar authority); (b) will not conflict with, result in a breach of, or constitute a violation of or default under, the provisions of Seller's articles of organization or operating agreement (or other charter or organizational documents), or any applicable judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which Seller is a party or by which Seller or any of the Stations Assets are bound; (c) will not either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract, agreement, instrument, license or permit to which Seller or any of the Stations Assets is now subject; and (d) will not result in the creation of any lien, charge or encumbrance on any of the Stations Assets.

         7.4    Government Authorizations.

                  7.4.1 Schedule 7.4 hereto contains a true and complete list of the Stations Licenses and other licenses, permits or other authorizations from governmental and regulatory authorities which are required for the lawful conduct of the business and operations of the Stations in the manner and to the full extent they are presently conducted (including, without limitation, auxiliary licenses associated with each Station). Seller has delivered to Buyers true and complete copies of the Stations Licenses and the other licenses, permits and authorizations listed in Schedule 7.4, including any and all amendments and other modifications thereto.

                  7.4.2 Seller is the authorized legal holder of the Stations Licenses and other licenses, permits and authorizations listed in Schedule 7.4. Except as set forth Schedule 7.4, none of the Stations Licenses and other licenses, permits and authorizations listed in Schedule 7.4 is subject to any restrictions or conditions which would materially limit the full operation of the Stations as now operated.

                  7.4.3 Except as set forth in Schedule 7.4, and except for matters affecting the radio broadcast industry generally, there are no applications, complaints, petitions or proceedings pending or, to the best of Seller's knowledge, threatened as of the date hereof before the FCC or any other governmental or regulatory authority relating to the business or operations of the Stations. Except as set forth in Schedule 7.4, the Stations Licenses and the other licenses, permits and authorizations listed in Schedule 7.4 are in good standing, are in full force and effect and are unimpaired by any act or omission of Seller or its members, managers, officers, or employees. The operations of the Stations are in accordance in all material respects with the Stations Licenses and the underlying construction permits and the other licenses, permits and authorizations listed in Schedule 7.4. No proceedings are pending or, to the best of Seller's knowledge, threatened, and to the best of Seller's knowledge there has not been any act or omission of Seller or any of its members, managers, officers, or employees, which may result in the revocation, modification, non-renewal or suspension of any of the Stations Licenses or the other licenses, permits and authorizations listed in Schedule 7.4, the denial of any pending applications, the issuance of any cease and desist order, the imposition of any administrative actions by the FCC or any other governmental or regulatory authority with respect to the Stations Licenses or the other licenses, permits and authorizations listed in Schedule 7.4 or which may affect Buyers' ability to continue to operate the Stations as they are currently operated.

                  7.4.4 Each Station is operating at the authorized power level specified in the respective Station License.

                  7.4.5 To the best of Seller's knowledge: (i) none of the Stations is causing objectionable interference to the transmissions of any other broadcast station or communications facility nor has any of the Stations received any complaints with respect thereto; and (ii) no other broadcast station or communications facility is causing objectionable interference to respective transmissions of any Station or the public's reception of such transmissions.

                  7.4.6 Seller has no reason to believe that the Stations Licenses and the other licenses, permits, or authorizations listed in Schedule
7.4 will not be renewed in their ordinary course.

                  7.4.7 All reports, forms, and statements required to be filed by Seller with the FCC with respect to the Stations since the grant of the last renewal of the Stations Licenses have been filed and are substantially complete and accurate.

                  7.4.8 The operation of the Stations and all of the Stations Assets are in compliance in all respects with ANSI Radiation Standards C95.1-1992.

       7.5 Compliance with FCC Regulations. Except as specified in Schedule 7.4, the operation of the Stations and all of the Stations Assets are in compliance in all material respects with: (a) all applicable engineering standards required to be met under applicable FCC rules; and (b) all other applicable federal, state and local rules, regulations, requirements and policies, including, but not limited to, any applicable equal employment opportunity policies of the FCC, and all applicable painting and lighting requirements of the FCC and the Federal Aviation Administration to the extent required to be met under applicable FCC rules and regulations, and to the best of Seller's knowledge, there are no filed claims to the contrary.

        7.6 Taxes. Seller has filed all federal, state, local and foreign income, franchise, sales, use, property, excise, payroll and other tax returns required by law to be filed by it and has paid in full all taxes, estimated taxes, interest, assessments, and penalties due and payable by it. All returns and forms which have been filed have been true and correct in all material respects and no tax or other payment in an amount other than as shown on such returns and forms is required to be paid by Seller and has not been paid by Seller. There are no present disputes as to taxes of any nature payable by Seller which in any event could adversely affect any of the Stations Assets or the operation of the Stations by Buyers. Seller has not been advised that any of its tax returns, federal, state, local or foreign, have been or are being audited. Seller does not and will not in the future have any liability, fixed or contingent, for any unpaid federal, state or local taxes or other governmental or regulatory charges whatsoever (including without limitation withholding and payroll taxes) which could result in a lien on the Stations Assets after conveyance thereof to Buyers or in any other form of transferee liability to Buyers.

        7.7 Personal Property. Schedule 7.7 hereto contains a list of all material items of tangible personal property owned by Seller and used or useful in the conduct of the business and operations of the Stations. Schedule 7.7 also separately lists any material tangible personal property leased by Seller pursuant to leases included within the Contracts. Except as disclosed in
Schedule 7.7, Seller has, and following the Closing, RBI will have, good and marketable title to all of the items of tangible personal property which are included in the Stations Assets (other than those subject to lease) and none of such Stations Assets is, or at the Closing will be, subject to any security interest, mortgage, pledge, lease, license, lien, encumbrance, title defect or other charge, except for the Assumed Liabilities. The properties listed in
Schedule 7.7, along with those properties subject to lease and included among the Contracts, constitute all material tangible personal property necessary to operate the Stations as the same are now being operated. Except as set forth in
Schedule 7.7, all items of tangible personal property included in the

Stations Assets are in good operating condition (considering their age), are free from all material defect and damage, are suitable for the purposes for which they are now being used, and have been properly maintained in a manner consistent with generally accepted standards of good engineering practice.

         7.8    Real Property .

                  7.8.1 Seller owns no real property although it does own improvements on real property, such as transmitter buildings. Schedule 7.8 hereto contains a complete and accurate list and description of all real property (including without limitation, real property on which is situated the towers, transmitters, transmitter buildings, studio and offices of the Stations) used by Seller in connection with the operations of the Stations, stating which of the improvements thereon are leased and which are owned by Seller (the "Real Estate").

                  7.8.2 Seller enjoys quiet possession of all Real Estate. There are no present disputes or claims with respect to offsets or defenses by any party against the other under any of the Contracts relating to the Real Estate. Seller has delivered to Buyers true and complete copies of all Contracts relating to the Real Estate. Except as set forth in Schedule 7.9 hereto, the assignment of the Contracts relating to the Real Estate to RBI will not permit the other party to accelerate the rent, cause the terms thereof to be renegotiated or constitute a default thereunder, and will not require the consent of any such party to the assignment thereof to RBI.

                  7.8.3 Seller has full legal and practical access to all of the Real Estate, and all easements, rights of way, and real property licenses relating to Seller's use thereof have been properly recorded in the appropriate public recording offices. The Real Estate includes all the real property, easements, rights of way, and other real property interests necessary to conduct the business and operations of the Stations as they are now conducted. Except as described in Schedule 7.8, none of the buildings, structures, improvements or fixtures constructed on any Real Estate, in connection with the operation of the Stations, including, but not limited to, all towers, guy wires and guy anchors and ground radials, encroach upon adjoining real property, and all such buildings, structures, improvements and fixtures are constructed and are operated and used in conformance with all "set back" lines, easements, covenants, restrictions and all applicable building, fire, zoning, health and safety laws and codes. No utility lines serving such Real Estate pass over the lands of a third party except where appropriate easements have been obtained. Except as described in Schedule 7.8, all buildings, structures, towers, antennae, improvements and fixtures used or useful in the operation of the Stations and situated on the Real Estate are in good and technically sound operating condition, ordinary wear and tear excepted, have no latent structural mechanical or other defects of material significance, are reasonably suitable for the purposes for which they are being used and each has adequate rights of ingress and egress, utility service for water and sewer, telephone, electric and/or gas, and sanitary service for the conduct of the business and operations of the Stations as presently conducted. There is no pending or, to the best knowledge of Seller, threatened condemnation or other legal proceeding or action of any kind relating to such real property and/or title thereto.

        7.9 Contracts. Schedule 7.9 lists all Contracts to which Seller is a party, or which are binding on Seller, as of the date of this Agreement. Those Contracts listed on Schedule 7.9, if any, requiring the consent of a third party to assignment are identified by an asterisk in the left margin of Schedule 7.9. Those Contracts, if any, that Seller and Buyers have agreed are material to the operation of the Stations Assets and the valid assignment of which and receipt by Buyers of consents thereto (along with appropriate estoppel certificates for the leases related to the Real Estate) is a condition to the consummation of the transactions contemplated hereby (the "Material Contracts") are identified by an "M" in the left margin of Schedule 7.9.

        7.10 Status of Contracts, etc. Seller has delivered to Buyers true and complete copies of all written Contracts and true and complete memoranda of all oral Contracts, including any and all amendments and other modifications thereto. All of the Contracts are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as limited by laws affecting creditors' rights or equitable principles generally. Seller has complied in all material respects with all Contracts and is not in material default beyond any applicable grace periods under any thereof and, to the best of Seller's knowledge, no other contracting party is in default under any thereof. All advertising time committed under Trade Agreements is preemptible for cash sales and none is subject to any guaranteed fixed position.

         7.11 Environmental. Except as set forth in Schedule 7.11, Seller has complied with all federal, state and local environmental laws, rules and regulations as in effect on the date hereof applicable to each of the Stations and its operations, including but not limited to the FCC's guidelines regarding RF radiation. To the best of the Seller's knowledge, the technical equipment included in the Stations Assets does not contain any PCBs. No hazardous or toxic waste, substance, material or pollutant (as those or similar terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq., Toxic Substances
Control Act. 15 U. S. C. Section Section 2601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq. or any other applicable federal, state and local environmental law, statute, ordinance, order, judgment rule or regulation relating to the environment or the protection of human health ("Environmental Laws")), including but not limited to, any asbestos or asbestos-related products, oils, or petroleum-derived compounds, CFCs, PCBs, or underground storage tanks (collectively Hazardous Materials"), have been released, emitted or discharged in violation of applicable laws or regulations, or are currently located in quantities in violation of applicable laws and regulations in, on, or under or about the real property on which the Stations Assets are situated, including without limitation the transmitter sites, or contained in the tangible personal property included in the Stations Assets. The Stations Assets and Seller's use thereof are not in violation of any Environmental Laws or any occupational, safety and health or other applicable law now in effect. With respect to Buyers, Seller shall be as of the Closing Date and thereafter solely responsible for all environmental liabilities, of whatsoever kind and nature, arising out of or attributable to the operation or ownership of the Stations Assets prior to the Closing Date.

       7.12 Intellectual Property. Schedule 7.12 hereto is a true and complete list of all material Intellectual Property applied for, registered or issued to, and owned by Seller or under which Seller is a licensee and which is used in the conduct of Seller's business and operations with regard to the Stations. Except as set forth on Schedule 7.12, to the best of Seller's knowledge: (a) Seller's right, title and interest in the Intellectual Property as owner or licensee, as applicable, is free and clear of all liens, claims, encumbrances, rights, or equities whatsoever of any third party and, to the extent any of the Intellectual Property is licensed to Seller, such interest is valid and uncontested by the licensor thereof or any third party; (b) all computer software located at the Stations' facilities or used in the Stations' business or operations is properly licensed to Seller, and all of Seller's uses of such computer software are authorized under such licenses; (c) all of Seller's right, title and interest in and to the Intellectual Property and computer software shall be assignable to RBI at Closing, and upon such assignment, RBI shall receive complete and exclusive right, title, and interest in and to all tangible and intangible property rights existing in the Intellectual Property; and (d) there are no infringements or unlawful use of such Intellectual Property by Seller in connection with Seller's business or operations.

        7.13 Financial Statements. Set forth in Schedule 7.13 are complete copies of the financial statements of Seller relating to the Stations for the years ended December 31, 1997 and 1998, together with monthly income statements for the Stations for each month ended after January 1, 1999 (collectively, the "Financial Statements"). The Financial Statements are prepared in accordance with the books and records of Seller and in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated except for the absence of footnotes, standard year-end adjustments, and as has been disclosed in Schedule 7.13. The Financial Statements present fairly the financial condition, results of operations and cash flow of the Stations for the periods indicated. None of the Financial Statements materially understates the true costs and expenses of conducting the business and operations of the Stations, fails to disclose any material liability, or materially inflates (or will inflate) the revenues of the Stations for any reason.

         7.14     Personnel Information.

                  7.14.1 Schedule 7.14 contains a true and complete list of all persons employed at the Stations, including date of hire, a description of material compensation arrangements (other than employee benefit plans set forth in Schedule 7.17) and a list of other material terms of any and all agreements affecting such persons and their employment by Seller. Seller, as of the date of this Agreement, has received no notice that any employee intends to terminate his or her employment relationship with the Stations upon the execution of this Agreement or after the Closing.

                  7.14.2 Seller, with respect to the Stations, is not a party to any contract or agreement with any labor organization, nor has Seller agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any employees of Seller at the Stations. Seller has no knowledge of any organization effort currently being made or threatened by or on behalf of any labor union with respect to employees of Seller at the Stations.

                  7.14.3 Except as disclosed in Schedule 7.14, Seller, with respect to the Stations, has complied in all material respects with all laws relating to the employment of labor, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and those laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and payment and withholding of taxes.

         7.15 Litigation. Except as set forth in Schedule 7.15, Seller is not subject to any judgment, award, order, writ, injunction, arbitration decision or decree relating to the conduct of the business or the operation of the Stations or any of the Stations Assets, and there is no litigation, administrative action, arbitration, proceeding or investigation pending or, to the best knowledge of Seller, threatened against Seller with respect to, related to or in connection with the operation of the Stations in any federal, state or local court, or before any administrative agency or arbitrator (including, without limitation, any proceeding which seeks the forfeiture of, or opposes the renewal of, any of the Stations Licenses), or before any other tribunal duly authorized to resolve disputes. In particular, but without limiting the generality of the foregoing, to the best knowledge of Seller, there are no applications, complaints or proceedings pending or threatened before the FCC or any other governmental organization with respect to the business or operations of the Stations.

        7.16 Compliance With Laws. Except as set forth in Schedule 7.16: (i) Seller is not in material violation of, nor has Seller received any notice asserting any non-compliance by it in connection with the operation of the Stations or use or ownership of any of the Stations Assets with, any applicable statute, rule or regulation, whether federal, state or local; (ii) Seller is not in default with respect to any judgment, order, injunction or decree of any court administrative agency or other governmental authority or any other tribunal duly authorized to resolve disputes which relates to the transactions contemplated hereby; and (iii) Seller is in compliance in all material respects with all laws, regulations and governmental orders applicable to the conduct of the business and operations of the Stations, and its present use of the Stations Assets does not violate any of such laws, regulations or orders.

        7.17 Employee Benefit Plans. Schedule 7.17 contains a true and complete list as of the date of this Agreement of all employee benefit plans applicable to the employees of Seller employed at the Stations, and a brief description thereof. Seller does not maintain any other employee benefit plan as the term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended, applicable to the employees of Seller employed at the Stations.

        7.18 Commissions or Finder's Fees. Neither Seller nor any person or entity acting on behalf of Seller has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity, with the exception of Bergner & Co., whose fees shall be paid by Seller.

        7.19 Conduct of Business in Ordinary Course; Adverse Changes. Since December 31, 1998: (a) Seller has conducted the business of the Stations only in the ordinary course consistent with Seller's past practices; (b) there has not been any material adverse change in the business, assets, properties, prospects or condition (financial or otherwise) of the Stations, or any damage, destruction, or loss affecting any of the Stations Assets; and (c) Seller has not created, assumed, or suffered any mortgage, pledge, lien or encumbrance on any of the Stations Assets.

        7.20 Instruments of Conveyance: Good Title. The instruments to be executed by Seller and delivered to Buyers at the Closing, conveying the Stations Assets to Buyers, will transfer good and marketable title to the Assets free and clear of all liabilities (absolute or contingent), security interests, mortgages, pledges, liens, obligations and encumbrances, except for Assumed Liabilities and except as set forth in Schedule 7.7 and Schedule 7.8 hereto.

        7.21 Undisclosed Liabilities. Excepting only for the Assumed Liabilities, no liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, relating to Seller, the Stations or the Stations Assets exists which could, after the Closing result in any form of transferee liability against Buyers or subject the Stations Assets to any lien, encumbrance, claim, charge, security interest or imposition whatsoever or otherwise affect the full, free and unencumbered use of the Stations Assets by Buyers.

        7.22 Full Disclosure. No representation or warranty made by Seller contained in this Agreement nor any certificate, document or other instrument furnished or to be furnished by Seller pursuant hereto contains or will contain any untrue statement of a material fact, or omits or shall omit to state any material fact required to make any statement contained herein or therein not misleading. To the best of Seller's knowledge, there is no impending or contemplated event or occurrence that would cause any of the foregoing representations not to be true and complete on the date of such event or occurrence as if made on that date.

        Whenever in this Article 7 a warranty or representation is qualified by a word or phrase referring to the best of Seller's knowledge (or similar terms), it shall mean to the actual knowledge of James T. Embrescia after having made due inquiry of the employees, representatives and agents of Seller who would be expected to have knowledge of the matter, and with respect to the condition of any Stations Assets, records or other object, after having inspected it.


                                    ARTICLE 8
                               COVENANTS OF BUYERS


        8.1 Closing. Subject to Article 11 hereof, on the Closing Date, Buyers shall purchase the Stations Assets from Seller as provided in Article I hereof and Buyers shall assume the Assumed Liabilities of Seller as provided in Article 2 hereof.

        8.2 Notification. Buyers will provide Seller prompt written notice of any change in any of the information contained in the representations and warranties made in Article 6. Buyers shall also notify Seller of any litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened against Buyers which challenges the transactions contemplated hereby.

        8.3 No Inconsistent Action. Neither Buyers nor their Affiliates shall take any action which is materially inconsistent with Buyers' obligations under this Agreement or take any action which would cause any representation or warranty of Buyers contained herein to be or become false or invalid or which could hinder or delay the consummation of the transactions contemplated by this Agreement.

         8.4 Other Erie Transactions. Between the date hereof and the Closing Date or the earlier termination of this Agreement in accordance with its terms, except with the prior written consent of Seller, neither Buyer nor any of Buyer's Affiliates shall enter into any legally binding agreement to purchase or enter into any legally binding local marketing agreement with, any radio station licensed to Erie, Pennsylvania.


                                    ARTICLE 9
                               COVENANTS OF SELLER


        9.1 Pre-Closing Covenants. Seller covenants and agrees with respect to the Stations that, between the date hereof and the Closing Date or the earlier termination of this Agreement in accordance with its terms, except as expressly permitted by this Agreement or with the prior written consent of Buyers, Seller shall act in accordance with the following:

                  9.1.1 Seller shall use its reasonable best efforts to conduct the business and operations of the Stations in the ordinary and prudent course of business consistent with past practice and with the intent of preserving the ongoing operations and assets of the Stations, including but not limited to maintaining the independent identity of the Stations, retaining the current format and programming (including the content thereof) of the Stations, continuing at historical levels and frequencies spending for promotions, advertising, and survey testing, and using its reasonable best efforts to retain at the Stations the services of all active employees, consultants and agents of the Stations.

                  9.1.2 Seller shall use its reasonable best efforts to: (i) preserve the operation of the Stations intact; (ii) preserve the business of the Stations' advertisers, customers, suppliers and others having business relations with the Stations; and (iii) continue to conduct financial operations of the Stations, including without limitation, their credit and collection and pricing policies and practices, all in the ordinary course of business consistent with past practices.

                  9.1.3 Seller shall operate the Stations in all material respects in accordance with FCC rules and regulations and the Stations Licenses and with all other laws, regulations, rules and orders, and shall not cause or permit by any act, or failure to act, any of the Stations Licenses or other licenses, permits or authorizations listed in Schedule 7.4 to expire, be surrendered, adversely modified, or otherwise terminated, or the FCC to institute any proceedings for the suspension, revocation or adverse modification of any of the Stations Licenses, or fail to prosecute with due diligence any pending applications to the FCC.

                  9.1.4 Should any fact relating to Seller which would cause the FCC to deny its consent to the transactions contemplated by this Agreement come to Seller's attention, Seller will promptly notify Buyers thereof and will use its reasonable best efforts to take such steps as may be necessary to remove any such impediment to the FCC's consent to the transactions contemplated by this Agreement.

                  9.1.5 Except for changes or actions in the ordinary course of business consistent with past practices, Seller shall not: (a) sell broadcast time on a prepaid basis (other than in the course of existing credit practices);
(b) except as required by the applicable law or written agreements currently in effect, grant or agree to grant any general or specific increases in the rates of salaries or compensation payable to employees of the Stations (that shall in the aggregate exceed 5 % of such employee's compensation as set forth on
Schedule 7.14 hereto), (c) except as required by written agreements currently in effect, grant or agree to grant any specific bonus or increase in compensation to any executive management employee of the Stations (that shall in the aggregate exceed 5 % of such employee's compensation as set forth on Schedule
7.14 hereto), (d) provide for any new pension, retirement or other employment benefits for employees of the Stations or any increases in any existing benefits, (e) modify, change or terminate any Contract, (f) decrease the advertising rates in effect as of the date hereof, or (g) enter into any Trade Agreements. For purposes of obtaining the consent of Buyers for the matters described in Sections 1.1.3 and 9.1.5, Seller shall give Buyers written notice by facsimile of the proposed barter agreement or operational change and if Seller does not receive an objection within 72 hours of the giving of such notice, then Buyers will be deemed to have consented to the matter covered by such notice.

                  9.1.6 Seller shall give or cause the Stations to give Buyers and Buyers' counsel, accountants, engineers and other representatives, at Buyers' reasonable request and upon reasonable notice, full and reasonable access during normal business hours to all of Seller's personnel, properties, books, Contracts, reports and records (including, without limitation, financial information and tax returns relating to the Stations, and environmental audits in existence with respect to the Stations Assets), real estate, buildings and equipment relating to the Stations and to the Stations' employees, and to furnish Buyers with information and copies of all documents and agreements relating to the Stations and the operation thereof (including but not limited to financial and operating data and other information concerning the financial condition, results of operations and business of the Stations to enable Buyers' representatives to audit the Financial Statements or for any other purpose) that Buyers may reasonably request. The rights of Buyers under this Section 9.1.6 shall not be exercised in such a manner as to interfere unreasonably with the business of the Stations.

                  9.1.7 Seller shall use its reasonable best efforts to obtain any third party consents necessary for the assignment of any Contract (which shall not require any payment to any such third party except for such amounts contemplated by the Contract to be assigned and any amount then owing by Seller to such third party).

                  9.1.8 Not less than ten (10) business days prior to the Closing Date, Seller, at its expense, shall provide to Buyers (a) title insurance commitments, issued by a title insurance company reasonably satisfactory to Buyers, agreeing to issue to Buyers and its senior lender, on the most current standard ALTA form, leasehold owners and lenders policies of title insurance with respect to all Real Estate which is used as a tower/antenna site, together with a copy of each document to which reference is made in such commitments, insuring title in full accordance with the representations and warranties set forth herein and subject only to such conditions and exceptions, and with such endorsements, as Buyers or its senior lenders may approve or require, and (b) where needed to obtain title insurance commitments, up-to-date surveys of all Real Estate which is used as a tower/antenna site, each prepared in accordance with ALTA/ASCM standards and each detailing the legal description, the perimeter boundaries, all improvements thereon, all easements and encroachments affecting each parcel, and such other matters as may be reasonably requested by Buyers or the title insurance company, each containing a surveyor certificate of recent date reasonably acceptable to Buyer and the title insurance company, and each prepared by a registered land surveyor.

        9.2 Notification. Seller will provide Buyers prompt written notice of any change in any of the information contained in the representations and warranties made in Article 7 or any Schedule. Seller agrees to notify Buyers of any litigation, arbitration or administrative proceeding pending or, to the best of its knowledge, threatened, which challenges the transactions contemplated hereby. Seller shall promptly notify Buyers if any of the normal broadcast transmissions of any Station are interrupted, interfered with or in any way impaired, and shall provide Buyers with prompt written notice of the problem and the measures being taken to correct such problem. If such Station is not restored so that operation is resumed within 72 hours or operations are returned to full licensed power and antenna height within thirty (30) days of such event, or if more than five (5) such events occur within any thirty (30) day period, or if any of the Stations shall be off the air for more than seventy-two (72) consecutive hours, then Buyers shall have the right to terminate this Agreement.

        9.3 No Inconsistent Action. Seller shall not take any action which is materially inconsistent with its obligations under this Agreement nor take any action which would cause any representation or warranty of Seller contained herein to be or become false or invalid or which could hinder or delay the consummation of the transactions contemplated by this Agreement.

        9.4 Closing. Subject to Article 12 hereof, on the Closing Date, Seller shall transfer, convey, assign and deliver to Buyers the Stations Assets and the Assumed Liabilities as provided in Articles 1 and 2 and Section 7.20 of this Agreement.

        9.5 Other Items. Until the Closing Date or the earlier termination of this Agreement in accordance with the terms hereof, Seller shall not: (a) waive or release any right relating to the business or operations of the Stations, except for adjustments or settlements made in the ordinary course of business consistent with its past practices; (b) transfer or grant any rights under any of the Stations Licenses; (c) enter into any commitment for capital expenditures for which Buyers would become liable after the Closing Date; (d) introduce any material changes in the broadcast hours or in the format of the Stations or any other material change in the Stations' programming policies; (e) change the call letters of any Station; and (f) enter into any transaction or make or enter into any contract or commitment with respect to any of the Stations or the Stations Assets which by reason of its size or otherwise is not in the ordinary course of business consistent with past practices.

        9.6 Exclusivity. Seller agrees that, commencing on the date hereof through the Closing or earlier termination of this Agreement, Buyers shall have the exclusive right to consummate the transactions contemplated herein, and during such exclusive period, Seller agrees that neither Seller, nor any member, manager, officer, employee or other representative of

Seller: (a) will initiate, solicit or encourage, directly or indirectly, any inquiries, or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of, all or any portion of the Stations Assets (any such inquiry, proposal or offer being hereinafter referred to as an "Acquisition Proposal" and any such transaction being hereinafter referred to as an "Acquisition"); (b) will engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; or (c) will continue any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal or Acquisition and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken by them in this Section 9.6. Notwithstanding the foregoing, in the event that Buyers default in any material respect in the observance or in the due and timely performance of any of its covenants or agreements herein contained and such default shall not be cured within ten (10) business days of notice of default served by Seller, Seller's obligations under this Section 9.6 shall be null and void.

         9.7 Supplements to Schedules. Seller shall have the right within fourteen (14) days following the date of this Agreement to submit to Buyers supplements to Schedules 7.7, 7.9, and 7.14, to submit complete copies of all Contracts, and to asterisk those which require consent to assignment. Buyers shall have ten (10) days thereafter to review copies of all Contracts, to identify on Schedule 7.9 those Contracts which are "material", and to accept such Schedules, as supplemented, in whole or in part, and to the extent modified and accepted by Buyers, such Schedules, as accepted, shall become a part of this Agreement. To the extent any Contract or the content of any supplement, or part thereof, is rejected by Buyers, such Contract and/or the portion rejected shall not become a part of the Schedules; provided, however, Buyers may not reject any Contract on Schedule 7.9 which was entered into by Seller in the ordinary course of business, would be terminable by RBI after Closing at no cost on not more than thirty (30) days' notice, and which involves the expenditure of no more than $10,000 annually.

                                   ARTICLE 10
                                 JOINT COVENANTS


         Buyers and Seller each covenant and agree that between the date hereof and the Closing Date, they shall act in accordance with the following:

         10.1 Confidentiality. Subject to the requirements of applicable law, Buyers and Seller shall each keep confidential all information obtained by it with respect to the other parties hereto in connection with this Agreement and the negotiations preceding this Agreement, and will use such information solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated for any reason, each shall return to each other party hereto, without retaining a copy thereof, any schedules, documents or other written information obtained from such other party in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, no party shall be required to keep confidential or return any information which: (a) is known or available through other lawful sources, not bound by a confidentiality agreement with the disclosing party; (b) is or becomes publicly known through no fault of the receiving party or its agents; (c) is required to be disclosed pursuant to an order or request of a judicial or governmental authority (provided the non-disclosing party is given reasonable prior notice of the order or request and the purpose of the disclosure); or (d) is developed by the receiving party independently of the disclosure by the disclosing party. Notwithstanding anything to the contrary herein, either party may in accordance with its legal obligations, including but not limited to filings permitted or required by the Securities Act of 1933 and the Securities and Exchange Act of 1934, make such press releases and other public statements and announcements as it deems necessary and appropriate in connection with this Agreement and the transactions contemplated hereby; provided, however, that prior to making any such unilateral press release or announcement, such party shall first communicate the same in writing to the other.

         10.2 Cooperation. Subject to express limitations contained elsewhere herein, Buyers and Seller agree to cooperate fully with one another in taking any reasonable actions (including without limitation, reasonable actions to obtain the required consent of any governmental instrumentality or any third party) necessary or helpful to accomplish the transactions contemplated by this Agreement, including but not limited to the satisfaction of any condition to closing set forth herein.

         10.3 Control of Stations. Buyers shall not, directly or indirectly, control, supervise or direct the operations of the Stations prior to the Closing. Such operations, including complete control and supervision of all Station programs, employees and policies, shall be the sole responsibility of Seller.

         10.4 Consents to Assignment. To the extent that any Contract identified in the Schedules is not capable of being sold, assigned, transferred, delivered or subleased without the waiver or consent of any third person (including a government or governmental unit), or if such sale, assignment, transfer, delivery or sublease or attempted sale, assignment, transfer, delivery or sublease would constitute a breach thereof or a violation of any law or regulation, this Agreement and any assignment executed pursuant hereto shall not constitute a sale, assignment, transfer, delivery or sublease or an attempted sale, assignment, offer, delivery or sublease thereof. Subject to the provisions of Section 11.5, in those cases where consents, assignments, releases and/or waivers have not been obtained at or prior to the Closing relating to the assignment to RBI of the Contracts, this Agreement and any assignment executed pursuant hereto, to the extent permitted by law, shall constitute an equitable assignment by Seller to RBI of all of Seller's rights, benefits, title and interest in and to the Contracts, and where necessary or appropriate, RBI shall be deemed to be Seller's agent for the purpose of completing, fulfilling and discharging all of Seller's rights and liabilities arising after the Closing Date under such Contracts. Seller shall use its reasonable best efforts to provide RBI with the financial and business benefits of such Contracts (including, without limitation, permitting RBI to enforce any rights of Seller arising under such Contracts), and RBI shall, to the extent RBI is provided with the benefits of such Contracts, assume, perform and in due course pay and discharge all debts, obligations and liabilities of Seller under such Contracts to the extent that RBI was to assume those obligations pursuant to the terms hereof.

         10.5 Filings. In addition to the covenants of the parties set forth in
Article 5 hereto, as promptly as practicable after the execution of this Agreement, Buyers and Seller shall use their reasonable best efforts to obtain, and to cooperate with each other in obtaining, all authorizations, consents, orders and approvals of any governmental authority that may be or become necessary in connection with the consummation of the transactions contemplated by this Agreement, and to take all reasonable actions to avoid the entry of any order or decree by any governmental authority prohibiting the consummation of the transactions contemplated hereby, including without limitation, any reports or notifications that may be required to be filed with the FCC, and each shall furnish to one another all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other.

         10.6 Bulk Sales Laws. Buyers hereby waive compliance by Seller with the provisions of the "bulk sales" or similar laws of any state. Seller agrees to indemnify Buyers and hold them harmless from any and all loss, cost, damage and expense (including but not limited to, reasonable attorney's fees) sustained by Buyers as a result of any failure of Seller to comply with any "bulk sales" or similar laws.

         10.7 Employee Matters. Seller shall be responsible for the payment of all compensation and accrued employee benefits payable to all employees up to the Closing Date. Seller acknowledges and agrees that it, and not Buyers, is and shall be solely responsible for any and all severance, insurance, supplemental pension, deferred compensation, retirement and any other benefits, and related costs, premiums and claims, due, to become due, committed or otherwise promised to any person who, as of the Closing Date, is a retiree, former employee, or current employee of Seller, relating to the period up to the Closing Date. Buyers, as purchaser of the Stations Assets, shall assume no employee benefit plans, programs or practices, whether or not set forth in writing, maintained by Seller at any time.


                                   ARTICLE 11
                         CONDITIONS OF CLOSING BY BUYERS


         The obligations of Buyers hereunder are, at their option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

         11.1     Representations, Warranties and Covenants.

         11.1.1 All representations and warranties of Seller made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete if limited by materiality, in accordance with the terms thereof in all respects and if not so limited by materiality, in all material respects, as of the date hereof and on and as of the Closing Date as if made on and as of that date, except for changes (a) expressly permitted or contemplated by the terms of this Agreement; or (b) in the ordinary course of business which are not, either individually or in the aggregate, material and adverse.

                  11.1.2 All of the terms, covenants and conditions to be complied with and performed by Seller on or prior to the Closing Date shall have been complied with or performed in all material respects.

         11.1.3 Buyers shall have received a certificate, dated as of the Closing Date, from Seller, executed by the Manager of Seller to the effect that:
(a) the representations and warranties of Seller contained in this Agreement are true and complete in all respects on and as of the Closing Date as if made on and as of that date except for changes (i) expressly permitted or contemplated by the terms of this Agreement; or (ii) in the ordinary course of business which are not, either individually or in the aggregate, material and adverse; and (b) Seller has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by it on or prior to the Closing Date.

         11.2 Governmental Consents. The FCC Consent shall have been obtained and, subject to the provisions of Section 4. 1 hereof, shall have become a Final Order.

         11.3 Governmental Authorizations. Seller shall be the holder of the Stations Licenses and all other licenses, permits and other authorizations listed in Schedule 7.4, and there shall not have been any modification of any of such licenses, permits and other authorizations which has a material adverse effect on any of the Stations or the operations thereof. No application shall be pending for the renewal of any of the Stations Licenses. No proceeding shall be pending which seeks, or the effect of which reasonably could be, to revoke, cancel, fail to renew, suspend or adversely modify any of the Stations Licenses or any other licenses, permits or other authorizations listed in Schedule 7.4.

         11.4 Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending or threatened against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered (and remain in effect) against, any party hereto which: (a) would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms; (b) questions the validity or legality of any transaction contemplated hereby; (c) seeks to enjoin any transaction contemplated hereby; (d) seeks material damages on account of the consummation of any transaction contemplated hereby; or (e) is a petition of bankruptcy by or against Seller, an assignment by Seller for the benefit of its creditors, or other similar proceeding.

         11.5 Third-Party Consents. All Material Contracts shall be in full force and effect on the Closing Date, and Seller shall have obtained and shall have delivered to RBI all appropriate third-party consents in form and substance acceptable to RBI (including estoppel certificates for the leases related to the Real Estate) in connection with the assignment of the Material Contracts to RBI.

         11.6 Closing Documents. Seller shall have delivered or caused to be delivered to Buyers, on the Closing Date, all bills of sale, general warranty deeds, endorsements, assignments and other instruments of conveyance reasonably satisfactory in form and substance to Buyers, effecting the sale, transfer, assignment and conveyance of the Stations Assets to Buyers, including, without limitation, each of the documents required to be delivered by it pursuant to Article 14.

         11.7 Satisfactory Investigation of Station Facilities. Buyers shall have conducted such examination and investigation of the Real Estate and title thereto, studios, transmitter facilities, and other Stations Assets and personnel on matters as Buyers deem advisable or appropriate and shall have determined that the findings and results of such examination and investigation are satisfactory in its sole discretion. If Buyers do not advise Seller in writing within thirty (30) days after the date of this Agreement of any unsatisfactory findings or results, this condition shall be deemed waived. If Buyers do advise Seller of any unsatisfactory findings or results involving costs to cure the same in excess of $5,000 in the aggregate, and such are capable of being cured by Seller to Buyers' reasonable satisfaction, Seller shall cause the same to be cured to Buyers' reasonable satisfaction prior to Initial Approval; provided, however, if the costs to cure are in excess of $175,000 in the aggregate, Seller may instead terminate this Agreement.

         11.8 Environmental Studies. Buyers shall have obtained within forty-five (45) days following the date of this Agreement Phase I environmental assessment reports on the Real Estate confirming the representations and warranties of Seller on environmental matters; provided, however, if Buyers elect not to obtain such environmental reports, Buyers shall be deemed to have waived the condition of Closing contained in this Section 11.8.

         11.9 Revenue Decline. The cash advertising sales of the Stations for the current year through the end of the month preceding the Closing Date shall be no less than 90% of the amount of cash revenue for the corresponding period of 1998.




                                   ARTICLE 12
                         CONDITIONS OF CLOSING BY SELLER


         The obligations of Seller hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

         12.1 Representations, Warranties and Covenants.

                  12.1.1 All representations and warranties of Buyers made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date, except for changes expressly permitted or contemplated by the terms of this Agreement.

                  12.1.2 All the terms, covenants and conditions to be complied with and performed by Buyers on or prior to the Closing Date shall have been complied with or performed in all material respects.

                  12.1.3 Seller shall have received a certificate, dated as of the Closing Date, executed by the President of Buyers, to the effect that: (a) the representations and warranties of Buyers contained in this Agreement are true and complete in all material respects on and as of the Closing Date as if made on and as of that date; and (b) Buyers have complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by it on or prior to the Closing Date.

         12.2 Governmental Consents. The FCC Consent shall have been obtained and, subject to the provisions of Section 4.1 hereof, shall have become a Final Order.

         12.3 Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending or threatened against, and no other decree or judgment of any court, agency or other governmental authority shall have been rendered (and remain in effect) against, any party hereto which: (a) would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms; (b) questions the validity or legality of any transaction contemplated hereby; (c) seeks to enjoin any transaction contemplated hereby; or (d) seeks material damages on account of the consummation of any transaction contemplated hereby.

         12.4 Closing Documents. Buyers shall have delivered or caused to be delivered to Seller, on the Closing Date, the Purchase Price and each of the documents required to be delivered by them pursuant to Article 14.




                                   ARTICLE 13
                        TRANSFER TAXES: FEES AND EXPENSES


         13.1 Expenses. Except as set forth in Section 13.2 hereof or otherwise expressly set forth in this Agreement, each party hereto shall be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement including, but not limited to, the costs and expenses incurred pursuant to Article 5 hereof and the fees and disbursements of counsel and other advisors.

         13.2 Specific Charges. All costs of transferring the Stations Assets in accordance with this Agreement, including recordation, transfer and documentary taxes and fees, and any excise, sales or use taxes, shall be shall be paid one-half by Buyers and one-half by Seller. The filing or grant fees for the FCC Application shall be paid one-half by Buyers and one-half by Seller. Each party shall pay any other filing or grant fees imposed upon it by any governmental authority the consent of which or the filing with which is required for the consummation of the transactions contemplated hereby. Any fees or commission due Bergner & Co. as a result of this transaction shall be paid by Seller.

                                   ARTICLE 14
                      DOCUMENTS TO BE DELIVERED AT CLOSING


         14.1 Seller's Documents. At the Closing, Seller shall deliver or cause to be delivered to Buyers the following:

                  14.1.1 Certified resolutions of all requisite action of the members and manager of Seller approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated hereby;

                  14.1.2 A certificate of Seller, dated the Closing Date, in the form described in Section 11.1.3;

                  14.1.3 Governmental certificates showing that Seller: (a) is duly organized and in good standing in the State of Ohio; and (b) has filed all returns, paid all taxes due thereon and is currently subject to no assessment and is in good standing in the State of Pennsylvania, each certified as of a date not more than thirty (30) days before the Closing Date;

                  14.1.4 Such certificates, bills of sale, general warranty deeds, assignments, documents of title and other instruments of conveyance, assignment and transfer (including without limitation any necessary consents to conveyance, assignment or transfer required to be delivered hereunder), and lien releases, all in form satisfactory to Buyers and Buyers' counsel, as shall be effective to vest in Buyers good and marketable title in and to the Stations Assets in accordance with the terms of this Agreement, free, clear and unencumbered except for Assumed Liabilities or as set forth on Schedule 7.7 and
Schedule 7.8.

                  14.1.5 An Assignment and Assumption Agreement in the form of Exhibit D effectuating the assignment and assumption of the Assumed Liabilities (the "Assignment and Assumption Agreement");

                  14.1.6   The Indemnification Escrow Agreement;

                  14.1.7 At the time and place of Closing, originals and all copies of all program, operations, transmission or maintenance logs and all other records required by the FCC to be maintained with respect to the Stations, including the public files of the Stations, shall be left at the Stations and thereby delivered to Buyers;

                  14.1.8 A written opinion of Seller's corporate counsel, on which Buyers' lenders shall be entitled to rely, in a form reasonably acceptable to Buyers, dated as of the Closing Date;

                  14.1.9 A written opinion of Seller's FCC counsel, on which Buyers' lenders shall be entitled to rely, in a form reasonably acceptable to Buyers, dated as of the Closing Date;

                  14.1.10 A Non-Competition Agreement in the form of Exhibit E (the "Non-Competition Agreement") executed by Seller and Seller's Affiliates, including James T. Embrescia and Thomas J. Embrescia;

                  14.1.11 A Lease Agreement in the form of Exhibit F (the "Lease Agreement") executed by CUZCO LLC; and

                  14.1.12 Such additional information, materials, agreements, documents and instruments as Buyers and their counsel may reasonably request in order to consummate the Closing.

         14.2 Buyers' Documents. At the Closing, Buyers shall deliver or cause to be delivered to Seller the following:

                  14.2.1 Certified resolutions of the Board of Directors of Buyers approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated hereby;

                  14.2.2 A certificate of Buyers, dated the Closing Date, in the form described in Section 12.1.3;

                  14.2.3 The Assignment and Assumption Agreement;

                  14.2.4 The Indemnification Escrow Agreement;

                  14.2.5 A written opinion of Buyer's counsel in a form reasonably acceptable to Seller, dated as of the Closing Date;

                  14.2.6 The Purchase Price in accordance with Section 3. 1 hereof;

                  14.2.7 The Non-Competition Agreement;

                  14.2.8 The Lease Agreement; and

                  14.2.9 Such additional information, materials, agreements, documents and instruments as Seller and its counsel may reasonably request in order to consummate the Closing.


                                   ARTICLE 15
                         SURVIVAL, INDEMNIFICATION, ETC.


         15.1 Survival of Representations, Etc. It is the express intention and agreement of the parties to this Agreement that all covenants and agreements (together, "Agreements") and all representations and warranties (together, "Warranties") made by Buyers and Seller in this

Agreement shall survive the Closing (regardless of any knowledge, investigation, audit or inspection at any time made by or on behalf of Buyers or Seller) as follows:

                  15.1.1 All Agreements and the Warranties in Sections 6.2, 6.5, 7.2, the third sentence of 7.7, 7.18 and 7.20 shall survive the Closing for a period from the Closing Date equal to the statute of limitations for written contracts in Pennsylvania.

                  15.1.2 The Warranties in Section 7.11 relating to environmental matters and in Section 7.6 or otherwise relating to the federal, state, local or foreign tax obligations of Seller shall survive the Closing for the period of the applicable statute of limitations plus any extensions or waivers granted or imposed with respect thereto.

                  15.1.3 All other Warranties shall survive for a period of one
(1) year from the Closing Date.

                  15.1.4 The right of any party to recover Damages (as defined in Section 15.2.1) pursuant to Section 15.2 shall not be affected by the expiration of any Warranties as set forth herein, provided that notice of the existence of any Damages (but not necessarily the fixed amount of any such Damages) has been given by the indemnified party to the indemnifying party prior to such expiration.

                  15.1.5 Notwithstanding any provision hereof to the contrary, there shall be no contractual time limit in which Buyers or Seller may bring any action for actual fraud (a "Fraud Action"), regardless of whether such actual fraud also included a breach of any Agreement or Warranty; provided, however, that any Fraud Action must be brought within the period of the applicable statute of limitations plus any extensions or waivers granted or imposed with respect thereto.

         15.2 Indemnification.

                  15.2.1 Seller shall defend, indemnify and hold harmless Buyers from and against any and all losses, costs, damages, liabilities and expenses, including reasonable attorneys' fees and expenses ("Damages") incurred by Buyers arising out of or related to: (a) any breach of the Warranties given or made by Seller in this Agreement; (b) any breach of the Agreements made by Seller in the Agreement; (c) the Retained Liabilities; (d) any failure of the parties to comply with any "bulk sales" laws applicable to the transactions contemplated hereby; and (e) the conduct of the business and operations of the Stations or any portion thereof or the use or ownership of any of the Stations Assets prior to the Closing Date.

                  15.2.2 Each Buyer shall defend, indemnify and hold harmless Seller from and against any and all Damages incurred by Seller arising out of or related to: (a) any breach of the Agreements and Warranties given or made by it in this Agreement; (b) those Assumed Liabilities assumed by it, and (c) the conduct of the business and operations of the Stations or any portion thereof or the use or ownership of any of the Stations Assets on or after the Closing Date.

         15.3 Procedures: Third Party and Direct Indemnification Claims. The indemnified party agrees to give written notice within a reasonable time to the indemnifying party of any demand, suit, claim or assertion of liability by third parties or other circumstances that could give rise to an indemnification obligation hereunder against the indemnifying party (hereinafter collectively "Claims," and individually a "Claim"), it being understood that the failure to give such notice shall not affect the indemnified party's right to indemnification and the indemnifying party's obligation to indemnify as set forth in this Agreement, unless the indemnifying party's ability to contest, defend or settle with respect to such Claim is thereby demonstrably and materially prejudiced. The parties also agree that any claim for Damages arising directly between the parties relating to this Agreement may be brought at any time within the applicable survival period specified in Section 15.1, and that the only notice required with respect thereto shall be as specified in Section 15.1.5.

        The obligations and liabilities of the parties hereto with respect to their respective indemnities pursuant to Section 15.2 resulting from any Claim shall be subject to the following additional terms and conditions:

                  15.3.1 The indemnifying party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense or opposition to such Claim.

                  15.3.2 In the event that the indemnifying party shall elect not to undertake such defense or opposition, or within (10) days after notice of any such Claim from the indemnified party shall fail to defend or oppose, the indemnified party (upon further written notice to the indemnifying party) shall have the right to undertake the defense, opposition, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the indemnifying party (subject to the right of the indemnifying party to assume defense of or opposition to such Claim at any time prior to settlement, compromise or final determination thereof).

                  15.3.3 Anything contained in this Section 15.3 to the contrary notwithstanding: (a) the indemnified party shall have the right, at its own cost and expense, to participate in the defense, opposition, compromise or settlement of the Claim; (b) the indemnifying party shall not, without the indemnified party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such Claim, and (c) in the event that the indemnifying party undertakes defense of or opposition to any Claim, the indemnified party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel or other representatives concerning such Claim and the indemnifying party and the indemnified party, and their respective counsel or other representatives, shall cooperate in good faith with respect to such Claim.

                  15.3.4 No undertaking of defense or opposition to a Claim shall be construed as an acknowledgment by such party that it is liable to the party claiming indemnification with respect to the Claim at issue or other similar Claims.

                  15.3.5 Notwithstanding the provisions in Section 15.2, neither Seller nor Buyers shall have the obligation to defend, indemnify and hold harmless under Section 15.2.1(a) and 15.2.2(a) until the aggregate Damages on account thereof exceed $25,000.00, but then the indemnification shall apply to all Damages.


                                   ARTICLE 16
                               TERMINATION RIGHTS


         16.1 Termination. This Agreement may be terminated at any time prior to Closing as follows:

                  16.1.1 Upon the mutual written consent of Buyers and Seller, this Agreement may be terminated on such terms and conditions as so agreed; or

                  16.1.2 By written notice of Buyers to Seller if Seller breaches in any material respect any of its representations or warranties or defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements herein contained and such breach or default shall not be cured within thirty (30) days of the date of notice of breach or default served by Buyers; or

                  16.1.3 By written notice of Seller to Buyers if either Buyer breaches in any material respect any of its representations or warranties or defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements herein contained and such breach or default shall not be cured within thirty (30) days of the date of notice of breach or default served by Seller; or

                  16.1.4 By written notice of Buyers to Seller or by Seller to Buyers if the FCC denies the FCC Application or designates the FCC Application for evidentiary hearing; or

                  16.1.5 By written notice of Buyers to Seller, or by Seller to Buyers, if any court of competent jurisdiction shall have issued an order, decree or ruling (which then remains in effect) or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, or by Buyers, if any court, legislative body or governmental or regulatory authority has taken, or is reasonably expected to take, action that would make the consummation of the transactions contemplated hereby inadvisable or undesirable as determined by Buyers in their sole discretion reasonably exercised; or

                  16.1.6 By written notice of Buyers to Seller, or by Seller to Buyers, if the Closing shall not have been consummated on or before November 30, 1999; or

                  16.1.7 By written notice of Buyers to Seller if it shall become apparent in both Seller's and Buyers' judgment reasonably exercised that any condition to Buyers' obligation to close as set forth in Article 11 hereof will not be satisfied on or before November 30, 1999; or

                  16.1.8 By written notice of Buyers to Seller under the conditions set forth in Section 9.2 hereof;

                  16.1.9 By written notice of Seller to Buyers under the conditions set forth in Section 11.7 hereof; OR

                  16.1.10 By written notice of Seller to Buyers if the Escrow Deposit has not been timely delivered by Buyers in accordance with Section 3.2 hereof by reason of a default by Buyers.

         Notwithstanding the foregoing, no party hereto may effect a termination hereof if such party is in material default or breach of this Agreement.

         16.2 Liability. Except as set forth in Section 16.4 below, the termination of this Agreement under Section 16.1 shall not relieve any party of any liability for breach of this Agreement prior to the date of termination.

         16.3 Monetary Damages, Specific Performance and Other Remedies. The parties recognize that if Seller refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate Buyers for their injury. Buyers shall therefore be entitled to obtain specific performance of the terms of this Agreement in addition to any other remedies, including but not limited to monetary damages, that may be available to it. If any action is brought by Buyers to enforce this Agreement, Seller shall waive the defense that there is an adequate remedy at law. In the event of a default by Seller, which results in the filing of a lawsuit for damages, specific performance, or other remedy, Buyers shall be entitled to reimbursement by Seller of reasonable legal fees and expenses incurred by Buyers.

         16.4 Seller's Liquidated Damages. As more fully described in the Deposit Escrow Agreement, in the event this Agreement is terminated because of Buyers' material breach of this Agreement, and all other conditions to Closing are at such time satisfied or waived (other than such conditions as can reasonably be satisfied by Closing), then the Escrow Deposit shall be delivered to Seller, and the proceeds thereof shall constitute liquidated damages. It is understood and agreed that such liquidated damages amount represents Buyers' and Seller's reasonable estimate of actual damages and does not constitute a penalty. Recovery of liquidated damages shall be the sole and exclusive remedy of Seller against Buyers for failing to consummate this Agreement as a result of Buyers' material breach hereof, and shall be applicable regardless of the actual amount of damages sustained and all other remedies are deemed waived by Seller.






                                   ARTICLE 17
                            MISCELLANEOUS PROVISIONS

         17.1 Risk of Loss. The risk of loss or damage to any of the Stations Assets prior to the Closing Date shall be upon Seller. Seller shall repair, replace and restore any such damaged or lost Stations Asset to its prior condition as soon as possible following the loss or damage; provided, however, that in the event any such loss or damage of the Stations Assets exists on the Closing Date, then notwithstanding any other provision hereto, Buyers at their option may extend the Closing Date for a period of up to sixty (60) days until such time as Seller shall have repaired, replaced and restored any such damaged or lost Stations Asset to its prior condition or deduct from the Purchase Price that amount which Buyers and Seller reasonably determine to be sufficient to cover any such loss or damage and close the transaction on the Closing Date.

         17.2 Certain Interpretive Matters and Definitions. Unless the context otherwise requires: (a) all references to Sections, Articles, Schedules or Exhibits are to Sections, Articles, Schedules or Exhibits of or to this Agreement; (b) each term defined in this Agreement has the meaning assigned to it; (c) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the date hereof, (d) "or" is disjunctive but not necessarily exclusive; (e) words in the singular include the plural and vice versa; (f) the term "Affiliate" has the meaning given it in Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended; and (g) all references to "$" or dollar amounts will be to lawful currency of the United States of America.

         17.3 Further Assurances. After the Closing, Seller shall from time to time, at the request of and without further cost or expense to Buyers, execute and deliver such other instruments of conveyance and transfer and take such other actions as may reasonably be requested in order more effectively to consummate the transactions contemplated hereby to vest in Buyers good and marketable title to the Stations Assets being transferred hereunder in accordance with the terms hereof, and RBI shall from time to time, at the request of and without further cost or expense to Seller, execute and deliver such other instruments and take such other actions as may reasonably be requested in order more effectively to relieve Seller of any obligations being assumed by RBI hereunder.

         17.4 Preservation of Records. Subject to Section 10.1 hereof, RBI hereby agrees that it will preserve and make available to Seller and its attorneys and accountants (including the right to inspect and copy at Seller's cost), during normal business hours and upon reasonable advance notice, for three (3) years after the Closing Date, such of the books, records, files, correspondence, memoranda and other documents referred to in this Agreement as Seller may reasonably require for the preparation of tax reports and returns, the preparation of financial statements, or the preparation of a response to any claim by a third party against Seller.

         17.5 Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Seller may not voluntarily or involuntarily assign its interest under this Agreement without the prior written consent of Buyers. Buyers shall have the right to assign and/or delegate all or any portion of its rights and obligations under this Agreement, including without limitation, assignments as collateral, provided that no such assignment and/or delegation shall relieve Buyers of their obligations hereunder in the event that its assignee fails to perform the obligations delegated. All covenants, agreements, statements, representations, warranties and indemnities in this Agreement by and on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors and permitted assigns of the parties hereto. In the event Buyers find it necessary or are required to provide to a third party a collateral assignment of the Buyers' interest in this Agreement and/or any related documents, Seller shall cooperate with the Buyers and any third party requesting such assignment including but not limited to signing a consent and acknowledgment of such assignment.

         17.6 Amendments. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought.

         17.7 Headings. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         17.8 Governing Law. The construction and performance of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to the choice of law provisions thereof.

         17.9 Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, including by facsimile, and shall be deemed to have been duly delivered and received on the date of personal delivery, on the third day after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid and return receipt requested, on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery or when dispatched by facsimile transmission (with the facsimile transmission confirmation being deemed conclusive evidence of such dispatch) and shall be addressed to the following addresses, or to such other address as any party may request, in the case of Seller, by notifying Buyers, and in the case of Buyers, by notifying Seller:

                  To Seller:                Media One Group-Erie, Ltd.
                                            Four Commerce Park Square, Suite 600
                                            23200 Chagrin Boulevard
                                            Cleveland, Ohio  44122
                                            Fax:     (216) 464-7609
                                            Attn:    Mr. James T. Embrescia

                  Copy to:                  Fisher Wayland Cooper Leader &
                                            Zargoza L.L.P.
                                            2001 Pennsylvania Avenue, N.W.
                                            Suite 400
                                            Washington, D.C. 20006-1851
                                            Fax: (202) 296-6518
                                            Attn: David D. Oxenford, Esq.

                  To Buyers:                Regent Broadcasting of Erie, Inc.

                                            c/o Regent Communications, Inc.
                                            50 East RiverCenter Blvd.
                                            Suite 180
                                            Covington, KY 41011
                                            Fax: (606) 292-0352
                                            Attn: Mr. Terry S. Jacobs

                  Copy to:                  Strauss & Troy
                                            The Federal Reserve Building
                                            150 East Fourth Street
                                            Cincinnati, OH 45202
                                            Fax: (513) 241-8289
                                            Attn: Alan C. Rosser, Esq.

For purposes of obtaining the consent of Buyers for the matters discussed in
Section 9.1.5, Seller shall give Buyers written notice by facsimile of the proposed action and, if Seller does not receive an objection by 6:00 p.m., local Pennsylvania time, on the sixth (6th) business day after the date on which such notice is sent, then Buyers will be deemed to have consented to the matter which is the subject of such notice.

         17.10 Counterparts. This Agreement may be executed in one or more counterparts and by facsimile, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         17.11 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or permitted assigns any rights or remedies under or by reason of this Agreement.

         17.12 Severability. The parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

         17.13 Entire Agreement. This Agreement and the schedules and exhibits hereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                   REGENT BROADCASTING OF ERIE, INC.


                                   By:      /s/ Terry S. Jacobs
                                   Name:    /s/ Terry S. Jacobs
                                   Title:   Chairman and Chief Financial Officer

                                   REGENT LICENSEE OF ERIE, INC.



                                   By:      /s/ Terry S. Jacobs
                                   Name:    /s/ Terry S. Jacobs
                                   Title:   Chairman and Chief Financial Officer


                                   MEDIA ONE GROUP-ERIE, LTD.


                                   By:      /s/ James T. Embrescia
                                   Name:    /s/ James T. Embrescia
                                   Title:   Manager


                                   CUZCO LLC, solely for the purpose of agreeing to execute and deliver the Lease Agreement at the Closing

                                   By:      /s/ James T. Embrescia
                                   Name:    /s/ James T. Embrescia
                                   Title:   Manager

                                   and,

                                   Solely for the purpose of
                                   agreeing to execute and
                                   deliver the Non-Competition
                                   Agreement:

                                   /s/ James T. Embrescia
                                   JAMES T. EMBRESCIA

                                   /s/ Thomas J. Embrescia
                                   THOMAS J. EMBRESCIA